As filed with the Securities and Exchange Commission on July 28, 2023
Registration No. 333-253511

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Groupon, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
600 West Chicago Avenue
Suite 400
Chicago, Illinois 60654
312-334-1579
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dušan Šenkypl
Interim Chief Executive Officer
Groupon, Inc.
600 West Chicago Avenue
Suite 400
Chicago, Illinois 60654
312-334-1579
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Steven J. Gavin, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
312-558-5600
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒ (Do not check if a smaller reporting company)
Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3ASR (Commission File No. 333-253511), originally filed by Groupon, Inc. (the “Company”), with the Securities and Exchange Commission on February 25, 2021 (the “Registration Statement”). This Post-Effective Amendment is being filed to deregister any and all unsold securities under the Registration Statement because as of the filing of the Company’s Annual Report on Form 10-K on March 16, 2023, the Company was no longer a “well-known seasoned issuer”, as such term is defined in Rule 405 under the Securities Act of 1933, as amended. Consequently, the Company is no longer eligible to use the Registration Statement.
In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of an offering, this Post-Effective Amendment is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 28th day of July, 2023.

GROUPON, INC.

By:	/s/ Jiří Ponrt
Jiří Ponrt
Chief Financial Officer
Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.
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